EXHIBIT 14.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference of our report dated 18 February 2004 appearing in this Annual Report on Form 20-F of The Royal Bank of Scotland Group plc for the year ended 31 December 2003, in the following Registration Statements:

Form	Registration Statement No.

S-8	333-85208
F-3	333-100661

/s/ Deloitte & Touche

26 April 2004